EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-07591) pertaining to Mediware information Systems, Inc. equity incentive and stock option plans of our report dated September 24, 1999 on the financial statements as of and for the year ended June 30, 1999 which is included in the annual report on Form 10-KSB for the year ended June 30, 1999.


Richard A. Eisner & Company, LLP

New York, New York
October 13, 1999